UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2017, PGT Innovations, Inc., through its wholly-owned subsidiary PGT Industries, Inc. (the “Company”), entered into a Supply Agreement (the “Supply Agreement”), by and between the Company and Cardinal LG Company, a Wisconsin corporation (“Cardinal”), for the supply by Cardinal and the purchase by the Company of certain glass products and certain laminated glass components that contain a PVB or Kuraray SG interlayer (the “Products”) produced by Cardinal and necessary for the production of the Company’s “PGT” branded door products. In connection with the Supply Agreement, the Company sold and Cardinal purchased certain glass manufacturing and processing equipment used in the production of the Products. Pursuant to the Supply Agreement, the Company has agreed to purchase 100% of its requirements for the Products used in PGT branded doors from Cardinal, and Cardinal has agreed to supply such Products, through December 31, 2024. A copy of the Supply Agreement is included herein as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 22, 2017, the Company issued a press release (the “Press Release”) announcing (i) the Supply Agreement between the Company and Cardinal and (ii) the sale by the Company and the purchase by Cardinal of certain glass manufacturing and processing equipment.

Included as an exhibit to this current report on Form 8-K is a copy of the Press Release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Supply Agreement, dated as of September 22, 2017, by and between PGT Industries, Inc. and Cardinal LG Company.

99.1	Press Release of PGT Innovations, Inc., dated September 22, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supply Agreement, dated as of September 22, 2017, by and between PGT Industries, Inc. and Cardinal LG Company.

99.1	Press Release of PGT Innovations, Inc., dated September 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: September 22, 2017	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer